Exhibit 99.1

Macquarie Infrastructure Company LLC Reports First Quarter 2011 Financial Results, Reinstates Dividend

• Dividend of $0.20 per share in cash to be paid mid-May

• Operating results reflect continued strength across portfolio businesses

• Proportionately combined free cash flow increases

NEW YORK--(BUSINESS WIRE)--May 4, 2011--Macquarie Infrastructure Company LLC (NYSE: MIC) reported financial results for the first quarter of 2011 including year on year growth in proportionately combined free cash flow and reinstatement of a cash dividend. The MIC Board approved the distribution of a dividend of $0.20 per share for the first quarter to shareholders of record on May 11, 2011.

Proportionately combined free cash flow increased to $37.0 million in the first quarter of 2011 from $36.7 million in the first quarter of 2010. The overall increase in 2011 reflects a 22.7% increase in free cash flow from Atlantic Aviation offset by a reduced contribution from International-Matex Tank Terminals (IMTT) and The Gas Company compared with 2010. At both IMTT and The Gas Company, improved operating performance was offset by higher taxes and previously foreshadowed increases in maintenance capital expenditures.

MIC regards free cash flow as an important tool in assessing the performance of its capital intensive, cash generative businesses. MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital.

“We are pleased with our ability to reinstate a cash dividend,” said James Hooke, chief executive officer of Macquarie Infrastructure Company. “All of our businesses continued to perform well and in line with our expectations, notwithstanding a negative impact on our airport services business from the harsh winter weather. Their performance gives us confidence that we have reinstated a sustainable and potentially growing quarterly dividend.”

MIC’s consolidated revenue increased 19.2% compared with the first quarter in 2010 to $239.9 million in 2011. The growth in revenue primarily reflects higher energy costs, such as aviation fuel and gas products that are passed through to customers of MIC’s businesses.

Reported gross profit – defined as revenue less cost of goods sold – removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit totaled $95.5 million in the first quarter of 2011, an increase of 4.1% over the same period in 2010.

MIC reported net income from continuing operations, before tax, of $17.8 million compared with a net loss of $6.6 million in 2010.

Cash Generation

The following table reflects results of continuing operations for MIC’s businesses for the quarters ended March 31, 2011 and 2010 on a proportionately combined basis. Proportionately combined free cash flow includes the cash generated at MIC’s wholly-owned subsidiaries as well as its 50% interest in the free cash flow generated by IMTT and 50.01% interest in the free cash flow generated by District Energy, all offset by MIC corporate level expenses.

Proportionately combined free cash flow does not fully reflect MIC’s ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness and other fixed obligations, or dividends among other items. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP. See the attached tables for a reconciliation of consolidated net income attributable to MIC LLC to consolidated EBITDA excluding non-cash items and cash from operating activities to free cash flow.

	For the Quarter Ended March 31, 2011
($ in Thousands) (Unaudited)			District Energy			Proportionately		District Energy
	IMTT 50%	The Gas Company	50.01%	Atlantic Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	30,026	15,488	1,417	77,207	N/A	124,137	60,051	2,833
EBITDA excluding non-cash items	26,492	11,789	1,719	32,075	(1,394)	70,681	52,984	3,438
Free cash flow	14,189	5,073	809	16,419	500	36,990	28,378	1,617

	For the Quarter Ended March 31, 2010
($ in Thousands) (Unaudited)			District Energy			Proportionately		District Energy
	IMTT 50%	The Gas Company	50.01%	Atlantic Aviation	MIC Corporate	Combined(1)	IMTT 100%	100%

Gross profit	28,113	13,976	1,458	74,899	N/A	118,446	56,226	2,916
EBITDA excluding non-cash items	24,913	10,764	1,902	30,695	(1,747)	66,527	49,825	3,804
Free cash flow	16,742	6,628	996	13,376	(1,024)	36,718	33,483	1,992

Gross profit variance	6.8%	10.8%	(2.8)%	3.1%	NA	4.8%	6.8%	(2.8)%
EBITDA excluding non-cash items variance	6.3%	9.5%	(9.6)%	4.5%	20.2%	6.2%	6.3%	(9.6)%
Free cash flow variance	(15.2)%	(23.5)%	(18.8)%	22.7%	148.8%	0.7%	(15.2)%	(18.8)%
_____________________
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

A 32.8% increase in maintenance capital expenditures overall resulted from the Company’s efforts to take advantage of incentives authorized in the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010. “As previously disclosed, we expect to incur higher capital expenditures over the course of the year to take advantage of the tax benefits associated with 100% depreciation of these projects in 2011. Excluding the impact of the increased expenditures, proportionately combined free cash flow has continued to grow,” added Hooke.

IMTT

MIC has a 50% equity interest in IMTT, the operator of one of the largest independent bulk liquid storage terminal businesses in the US. IMTT owns and operates 10 marine storage terminals in the US and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not just MIC’s 50% interest.

Terminal revenue at IMTT grew 10.9% during the quarter compared with the first quarter of 2010 primarily as a result of improvement in average storage rental rates. Storage rental rates increased 13.3% during the first quarter of 2011 compared with the first quarter of 2010. IMTT expects full-year average storage rental rates to increase by approximately 11.0%.

As anticipated, capacity utilization decreased to 93.8% from 96.0% during the quarter compared with the first quarter of 2010. Utilization rates were lower primarily due to tank modifications for certain customers as well as tanks being taken out of service for inspection and repairs and maintenance. IMTT expects utilization rates to remain between 93.0% and 94.0% throughout 2011 while these projects are underway.

Environmental response gross profit for the quarter decreased to near zero from $3.3 million during the first quarter of 2010. Oil Mop, IMTT’s environmental services subsidiary, was involved in spill clean-up activity in early 2010 that did not recur in 2011.

IMTT’s free cash flow for the quarter declined to $28.4 million in 2011 from $33.5 million in 2010, primarily due to an increase in taxes payable.

MIC disclosed in mid-February that it had been unable to resolve a dispute with the co-owner of IMTT regarding distributions to each of the shareholders of IMTT. Ongoing efforts since that time have similarly failed to resolve the matter and on April 18, 2011, MIC initiated formal arbitration proceedings with the Voting Trust of IMTT Holdings Inc. and IMTT Holdings Inc. as provided for in the Shareholders’ Agreement between the parties.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

Utility contribution margin increased 14.6% over the prior corresponding period to $10.3 million, primarily due to a correction to the calculation of pass-through of changes in feedstock costs (fuel adjustment charges) booked in the first quarter of 2010 related to the rate increase effective in mid-2009.

Non-utility contribution margin per thermal unit of gas was flat with the prior comparable period. Non-utility contribution margin decreased slightly primarily as a result of a 1.6% decrease in the volume of gas sold. The decrease in volume was the result of conservation efforts related to an interruption in supply.

The Gas Company generated $5.1 million of free cash flow in the first quarter of 2011. Free cash flow decreased by $1.6 million compared with 2010 primarily as a result of expected increases in maintenance capital expenditures.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines in downtown Chicago to high-rise buildings for use in air conditioning and process cooling systems. The business also operates a site-specific operation that supplies both cooling and heating services to three customers in Las Vegas, Nevada. MIC has a 50.01% (controlling) interest in District Energy.

Gross profit decreased slightly primarily due to the timing of preseason system maintenance expenditures and higher real estate taxes. A higher percentage of preseason maintenance was conducted in the first quarter of 2011 compared with 2010.

Free cash flow declined 18.8% to $1.6 million in the first quarter of 2011 compared with 2010 primarily due to increased selling, general and administrative expenses, cash interest, and taxes, partially offset by lower maintenance capital expenditures.

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBO) that primarily provide fuel, terminal services and aircraft hanger services to owners and operators of general aviation (GA) aircraft at 66 airports and one heliport in the US. The network is the largest of its type in the US air transportation industry.

Gross profit for the first quarter of 2011 increased primarily as a result of a 1.7% increase in the volume of GA fuel sold, driven by increased flight movements and an increase in weighted average GA fuel margins of 3.8% compared with the first quarter of 2010.

General aviation traffic and fuel volumes at a number of airports served by Atlantic Aviation were reduced by bad weather in the first quarter of 2011. 22 FBOs were closed for an average of 3.5 day each during the first quarter. Atlantic management believes the weather related disruptions reduced total gross profit for the period by approximately $1.1 million.

Selling, general and administrative (SG&A) expenses increased 1.8% due to higher payroll taxes, weather-related expenses such as snow removal and motor fuel costs. Atlantic Aviation expects selling, general and administrative expense to be at or below the previously disclosed $175.0 million for 2011.

Free cash flow generated by Atlantic Aviation during the first quarter of 2011 increased 22.7% to $16.4 million from $13.4 million in the first quarter of 2010.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, May 5, 2011 to review the Company’s results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of May 5, 2011 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on May 5, 2011 through May 19, 2011, at +1(706) 645-9291, Passcode: 60669668. An online archive of the webcast will be available on the Company’s website for one year following the call. MIC-G

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, a controlling interest in a District Energy business in Chicago, and a 50% interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED BALANCE SHEETS
($ In Thousands, Except Share Data)

	March 31,	December 31,
	2011	2010(1)
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,864	$24,563
Accounts receivable, less allowance for doubtful accounts
of $501 and $613, respectively	54,425	47,845
Inventories	17,805	17,063
Prepaid expenses	6,973	6,321
Deferred income taxes	19,770	19,030
Other	12,752	10,605
Total current assets	136,589	125,427
Property, equipment, land and leasehold improvements, net	559,676	563,451
Equipment lease receivables	34,849	35,663
Investment in unconsolidated business	223,727	223,792
Goodwill	514,253	514,253
Intangible assets, net	696,725	705,862
Other	27,373	28,294
Total assets	$2,193,192	$2,196,742

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$3,687	$3,282
Accounts payable	41,008	36,036
Accrued expenses	21,106	23,047
Current portion of long-term debt	52,848	49,325
Fair value of derivative instruments	45,380	43,496
Other	16,475	16,100
Total current liabilities	180,504	171,286
Long-term debt, net of current portion	1,074,514	1,089,559
Deferred income taxes	162,676	156,328
Fair value of derivative instruments	38,069	51,729
Other	40,871	41,145
Total liabilities	1,496,634	1,510,047
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 45,851,527 LLC interests issued and outstanding at March 31, 2011 and 45,715,448 LLC
interests issued and outstanding at December 31, 2010	967,644	964,430
Additional paid in capital	21,956	21,956
Accumulated other comprehensive loss	(27,871)	(25,812)
Accumulated deficit	(258,260)	(269,425)
Total members’ equity	703,469	691,149
Noncontrolling interests	(6,911)	(4,454)
Total equity	696,558	686,695
Total liabilities and equity	$2,193,192	$2,196,742

______________
(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
($ In Thousands, Except Share and Per Share Data)
(Unaudited)

	Quarter Ended March 31, 2011	Quarter Ended March 31, 2010

Revenue
Revenue from product sales	$153,064	$120,018
Revenue from product sales - utility	34,273	26,835
Service revenue	51,247	53,206
Financing and equipment lease income	1,287	1,245
Total revenue	239,871	201,304
Costs and expenses
Cost of product sales	105,325	77,054
Cost of product sales - utility	26,865	21,313
Cost of services	12,154	11,145
Selling, general and administrative	51,670	50,734
Fees to manager - related party	3,632	2,189
Depreciation	7,210	7,722
Amortization of intangibles	8,719	8,671
Total operating expenses	215,575	178,828
Operating income	24,296	22,476
Other income (expense)
Interest income	4	16
Interest expense(1)	(14,469)	(34,687)
Equity in earnings and amortization charges of investee	8,362	5,593
Other (expense) income, net	(349)	48
Net income (loss) from continuing operations before income taxes	17,844	(6,554)
(Provision) benefit for income taxes	(6,986)	1,089
Net income (loss) from continuing operations	$10,858	$(5,465)
Net loss from discontinued operations, net of taxes	-	(4,013)
Net income (loss)	$10,858	$(9,478)
Less: net loss attributable to noncontrolling interests	(307)	(1,113)
Net income (loss) attributable to MIC LLC	$11,165	$(8,365)
Basic income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.24	$(0.10)
Basic loss per share from discontinued operations attributable
to MIC LLC interest holders	-	(0.08)
Basic income (loss) per share attributable to MIC LLC
interest holders	$0.24	$(0.18)
Weighted average number of shares outstanding: basic	45,730,568	45,294,457
Diluted income (loss) per share from continuing operations attributable
to MIC LLC interest holders	$0.24	$(0.10)
Diluted loss per share from discontinued operations
attributable to MIC LLC interest holders	-	(0.08)
Diluted income (loss) per share attributable to MIC LLC interest holders	$0.24	$(0.18)
Weighted average number of shares outstanding: diluted	45,762,557	45,294,457
Cash distributions declared per share	$0.20	$-
__________________________________
(1)

Interest expense includes non-cash gains on derivative instruments of $5.5 million and non-cash losses on derivative instruments of $11.1 million for the quarters ended March 31, 2011 and 2010, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ In Thousands)
(Unaudited)
	Quarter Ended	Quarter Ended
	March 31, 2011	March 31, 2010

Operating activities
Net income (loss)	$10,858	$(9,478)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Net loss from discontinued operations before noncontrolling interests	-	4,013
Depreciation and amortization of property and equipment	8,857	9,357
Amortization of intangible assets	8,719	8,671
Equity in earnings and amortization charges of investees	(8,362)	(5,593)
Equity distributions from investees	-	5,000
Amortization of debt financing costs	1,030	2,914
Non-cash derivative (gains) losses	(5,510)	11,126
Base management fees settled in LLC interests	3,632	2,189
Equipment lease receivable, net	740	712
Deferred rent	90	72
Deferred taxes	6,054	(1,967)
Other non-cash expenses, net	663	703
Changes in other assets and liabilities:
Accounts receivable	(6,746)	504
Inventories	(845)	(776)
Prepaid expenses and other current assets	(2,320)	1,927
Due to manager - related party	(13)	7
Accounts payable and accrued expenses	4,479	1,759
Income taxes payable	594	11
Other, net	(378)	(345)
Net cash provided by operating activities from continuing operations	21,542	30,806

Investing activities
Purchases of property and equipment	(7,162)	(4,013)
Investment in capital leased assets	-	(2,400)
Other	(14)	6
Net cash used in investing activities from continuing operations	(7,176)	(6,407)

Financing activities
Proceeds from long-term debt	970	-
Net proceeds on line of credit facilities	2,000	-
Contributions received from noncontrolling interests	-	300
Distributions paid to noncontrolling interests	(2,495)	(342)
Payment of long-term debt	(14,500)	(24,736)
Change in restricted cash	-	2,236
Payment of notes and capital lease obligations	(40)	(33)
Net cash used in financing activities from continuing
operations	(14,065)	(22,575)
Net change in cash and cash equivalents from continuing operations	301	1,824

Cash flows provided by (used in) discontinued operations:
Net cash provided by operating activities	-	3,343
Net cash used in investing activities	-	(106)
Net cash used in financing activities	-	(151)
Cash provided by discontinued operations(1)	-	3,086
Change in cash of discontinued operations held for sale(1)	-	(3,088)
Net change in cash and cash equivalent	301	1,822
Cash and cash equivalents, beginning of period	24,563	27,455
Cash and cash equivalents, end of period - continuing operations	$24,864	$29,277

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$1,789	$1,172
Issuance of LLC interests to manager for base management fees	$3,214	$1,894
Taxes paid	$309	$808
Interest paid	$18,959	$20,628
________________________________________
(1)

Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated condensed balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS – MD&A

			Change
	Quarter Ended March 31,		Favorable/(Unfavorable)
	2011	2010	$	%
	($ In Thousands) (Unaudited)
Revenue
Revenue from product sales	$153,064	$120,018	33,046	27.5
Revenue from product sales - utility	34,273	26,835	7,438	27.7
Service revenue	51,247	53,206	(1,959)	(3.7)
Financing and equipment lease income	1,287	1,245	42	3.4
Total revenue	239,871	201,304	38,567	19.2
Costs and expenses
Cost of product sales	105,325	77,054	(28,271)	(36.7)
Cost of product sales - utility	26,865	21,313	(5,552)	(26.0)
Cost of services	12,154	11,145	(1,009)	(9.1)
Gross profit	95,527	91,792	3,735	4.1
Selling, general and administrative	51,670	50,734	(936)	(1.8)
Fees to manager - related party	3,632	2,189	(1,443)	(65.9)
Depreciation	7,210	7,722	512	6.6
Amortization of intangibles	8,719	8,671	(48)	(0.6)
Total operating expenses	71,231	69,316	(1,915)	(2.8)
Operating income	24,296	22,476	1,820	8.1
Other income (expense)
Interest income	4	16	(12)	(75.0)
Interest expense(1)	(14,469)	(34,687)	20,218	58.3
Equity in earnings and amortization charges of investees	8,362	5,593	2,769	49.5
Other (expense) income, net	(349)	48	(397)	NM
Net income (loss) from continuing operations before income taxes	17,844	(6,554)	24,398	NM
(Provision) benefit for income taxes	(6,986)	1,089	(8,075)	NM
Net income (loss) from continuing operations	$10,858	$(5,465)	16,323	NM
Net loss from discontinued operations, net of taxes	-	(4,013)	4,013	NM
Net income (loss)	$10,858	$(9,478)	20,336	NM
Less: net loss attributable to noncontrolling interests	(307)	(1,113)	(806)	(72.4)
Net income (loss) attributable to MIC LLC	$11,165	$(8,365)	19,530	NM
________________________________
NM - Not meaningful
(1)

Interest expense includes non-cash gains on derivative instruments of $5.5 million and non-cash losses on derivative instruments of $11.1 million for the quarters ended March 31, 2011 and 2010, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) FROM CONTINUING
OPERATIONS TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM
OPERATING ACTIVITIES TO FREE CASH FLOW

			Change
	Quarter Ended March 31,		Favorable/(Unfavorable)
	2011	2010	$	%
	($ In Thousands) (Unaudited)

Net income (loss) attributable to MIC LLC from continuing operations(1)	$11,165	$(4,518)
Interest expense, net(2)	14,465	34,671
Provision (benefit) for income taxes	6,986	(1,089)
Depreciation(3)	7,210	7,722
Depreciation - cost of services(3)	1,647	1,635
Amortization of intangibles(4)	8,719	8,671
Equity in earnings and amortization charges of investees(5)	(8,362)	(593)
Base management fees settled/to be settled in LLC interests	3,632	2,189
Other non-cash expense (income), net	446	(172)
EBITDA excluding non-cash items from continuing operations	$45,908	$48,516	(2,608)	(5.4)

EBITDA excluding non-cash items from continuing operations	$45,908	$48,516
Interest expense, net(2)	(14,465)	(34,671)
Interest rate swap breakage fees(2)	(1,105)	(2,510)
Non-cash derivative (gains) losses recorded in interest expense(2)	(4,405)	13,636
Amortization of debt financing costs(2)	1,030	2,914
Equipment lease receivables, net	740	712
Provision for income taxes, net of changes in deferred taxes	(932)	(878)
Changes in working capital	(5,229)	3,087
Cash provided by operating activities	21,542	30,806
Changes in working capital	5,229	(3,087)
Maintenance capital expenditures	(3,162)	(1,747)
Free cash flow from continuing operations	$23,609	$25,972	(2,363)	(9.1)
______________________________________________
(1)

Net income (loss) attributable to MIC LLC from continuing operations excludes net loss attributable to noncontrolling interests of

$307,000 and $947,000 for the quarters ended March 31, 2011 and 2010, respectively.

(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)

Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services does not include acquisition-related step-up depreciation expense of $1.7 million for each quarter in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(4)

Amortization of intangibles does not include acquisition-related step-up amortization expense of $283,000 for each quarter related to intangible assets in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(5)

Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended March 31,
			Change
	2011	2010	Favorable/(Unfavorable)
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	106,015	95,554	10,461	10.9
Environmental response revenue	4,816	11,484	(6,668)	(58.1)
Total revenue	110,831	107,038	3,793	3.5
Costs and expenses
Terminal operating costs	46,049	42,612	(3,437)	(8.1)
Environmental response operating costs	4,731	8,200	3,469	42.3
Total operating costs	50,780	50,812	32	0.1
Terminal gross profit	59,966	52,942	7,024	13.3
Environmental response gross profit	85	3,284	(3,199)	(97.4)
Gross profit	60,051	56,226	3,825	6.8
General and administrative expenses	7,863	7,266	(597)	(8.2)
Depreciation and amortization	15,675	14,618	(1,057)	(7.2)
Operating income	36,513	34,342	2,171	6.3
Interest expense, net(1)	(4,683)	(12,125)	7,442	61.4
Other income	779	781	(2)	(0.3)
Provision for income taxes	(13,544)	(9,606)	(3,938)	(41.0)
Noncontrolling interest	25	(149)	174	116.8
Net income	19,090	13,243	5,847	44.2

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	19,090	13,243
Interest expense, net(1)	4,683	12,125
Provision for income taxes	13,544	9,606
Depreciation and amortization	15,675	14,618
Other non-cash (income) expenses	(8)	233
EBITDA excluding non-cash items	52,984	49,825	3,159	6.3

EBITDA excluding non-cash items	52,984	49,825
Interest expense, net(1)	(4,683)	(12,125)
Non-cash derivative (gains) losses recorded in interest expense(1)	(4,332)	4,673
Amortization of debt financing costs(1)	811	172
Provision for income taxes, net of changes in deferred taxes	(7,888)	(1,267)
Changes in working capital	1,632	(3,234)
Cash provided by operating activities	38,524	38,044
Changes in working capital	(1,632)	3,234
Maintenance capital expenditures	(8,514)	(7,795)
Free cash flow	28,378	33,483	(5,105)	(15.2)
_____________________
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

The Gas Company

	Quarter Ended March 31,
			Change
	2011	2010	Favorable/(Unfavorable)
	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	34,273	26,835	7,438	27.7
Cost of revenue - utility	24,005	17,872	(6,133)	(34.3)
Contribution margin - utility	10,268	8,963	1,305	14.6
Revenue - non-utility	27,351	25,310	2,041	8.1
Cost of revenue - non-utility	16,057	13,756	(2,301)	(16.7)
Contribution margin - non-utility	11,294	11,554	(260)	(2.3)
Total contribution margin	21,562	20,517	1,045	5.1
Production	1,676	1,680	4	0.2
Transmission and distribution	4,398	4,861	463	9.5
Gross profit	15,488	13,976	1,512	10.8
Selling, general and administrative expenses	4,217	3,761	(456)	(12.1)
Depreciation and amortization	1,773	1,718	(55)	(3.2)
Operating income	9,498	8,497	1,001	11.8
Interest expense, net(1)	(2,014)	(4,807)	2,793	58.1
Other (expense) income	(152)	15	(167)	NM
Provision for income taxes	(2,902)	(1,451)	(1,451)	(100.0)
Net income(2)	4,430	2,254	2,176	96.5

Reconciliation of net income to EBITDA excluding non-cash items:
Net income(2)	4,430	2,254
Interest expense, net(1)	2,014	4,807
Provision for income taxes	2,902	1,451
Depreciation and amortization	1,773	1,718
Other non-cash expenses	670	534
EBITDA excluding non-cash items	11,789	10,764	1,025	9.5

EBITDA excluding non-cash items	11,789	10,764
Interest expense, net(1)	(2,014)	(4,807)
Non-cash derivative (gains) losses recorded in interest expense(1)	(276)	2,591
Amortization of debt financing costs(1)	119	120
Provision for income taxes, net of changes in deferred taxes	(2,285)	(1,484)
Changes in working capital	(4,415)	399
Cash provided by operating activities	2,918	7,583
Changes in working capital	4,415	(399)
Maintenance capital expenditures	(2,260)	(556)
Free cash flow	5,073	6,628	(1,555)	(23.5)
_____________________
NM - Not meaningful
(1)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.
(2)	Intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

District Energy

	Quarter Ended March 31,
			Change
	2011	2010	Favorable/(Unfavorable)
	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,331	5,238	93	1.8
Cooling consumption revenue	2,430	1,763	667	37.8
Other revenue	690	864	(174)	(20.1)
Finance lease revenue	1,287	1,245	42	3.4
Total revenue	9,738	9,110	628	6.9
Direct expenses — electricity	1,946	1,323	(623)	(47.1)
Direct expenses — other(1)	4,959	4,871	(88)	(1.8)
Direct expenses — total	6,905	6,194	(711)	(11.5)
Gross profit	2,833	2,916	(83)	(2.8)
Selling, general and administrative expenses	923	758	(165)	(21.8)
Amortization of intangibles	337	337	-	-
Operating income	1,573	1,821	(248)	(13.6)
Interest expense, net(2)	(2,259)	(6,028)	3,769	62.5
Other income	56	50	6	12.0
Benefit for income taxes	347	1,720	(1,373)	(79.8)
Noncontrolling interest	(213)	(194)	(19)	(9.8)
Net loss	(496)	(2,631)	2,135	81.1

Reconciliation of net loss to EBITDA excluding non-cash items:
Net loss	(496)	(2,631)
Interest expense, net(2)	2,259	6,028
Benefit for income taxes	(347)	(1,720)
Depreciation(1)	1,647	1,635
Amortization of intangibles	337	337
Other non-cash expenses	38	155
EBITDA excluding non-cash items	3,438	3,804	(366)	(9.6)

EBITDA excluding non-cash items	3,438	3,804
Interest expense, net(2)	(2,259)	(6,028)
Non-cash derivative (gains) losses recorded in interest expense(2)	(361)	3,498
Amortization of debt financing costs(2)	170	170
Equipment lease receivable, net	740	712
Provision for income taxes, net of changes in deferred taxes	(45)	-
Changes in working capital	1,323	(770)
Cash provided by operating activities	3,006	1,386
Changes in working capital	(1,323)	770
Maintenance capital expenditures	(66)	(164)
Free cash flow	1,617	1,992	(375)	(18.8)
_____________________

(1)	Includes depreciation expense of $1.6 million for each of the quarters ended March 31, 2011 and 2010.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments and non-cash amortization of deferred financing fees.

Atlantic Aviation

	Quarter Ended March 31,
			Change
	2011	2010(1)	Favorable/(Unfavorable)
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	125,713	94,708	31,005	32.7
Non-fuel revenue	42,796	45,341	(2,545)	(5.6)
Total revenue	168,509	140,049	28,460	20.3
Cost of revenue
Cost of revenue-fuel	86,054	60,198	(25,856)	(43.0)
Cost of revenue-non-fuel	5,248	4,952	(296)	(6.0)
Total cost of revenue	91,302	65,150	(26,152)	(40.1)
Fuel gross profit	39,659	34,510	5,149	14.9
Non-fuel gross profit	37,548	40,389	(2,841)	(7.0)
Gross profit	77,207	74,899	2,308	3.1
Selling, general and administrative expenses	45,051	44,235	(816)	(1.8)
Depreciation and amortization	13,819	14,338	519	3.6
Operating income	18,337	16,326	2,011	12.3
Interest expense, net(2)	(10,193)	(21,986)	11,793	53.6
Other expense	(227)	(16)	(211)	NM
(Provision) benefit for income taxes	(3,175)	2,287	(5,462)	NM
Net income (loss)(3)	4,742	(3,389)	8,131	NM

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss)(3)	4,742	(3,389)
Interest expense, net(2)	10,193	21,986
Provision (benefit) for income taxes	3,175	(2,287)
Depreciation and amortization	13,819	14,338
Other non-cash expenses	146	47
EBITDA excluding non-cash items	32,075	30,695	1,380	4.5

EBITDA excluding non-cash items	32,075	30,695
Interest expense, net(2)	(10,193)	(21,986)
Interest rate swap breakage fees(2)	(1,105)	(2,510)
Non-cash derivative (gains) losses recorded in interest expense(2)	(3,768)	7,540
Amortization of debt financing costs(2)	741	807
Provision for income taxes, net of changes in deferred taxes	(495)	(143)
Changes in working capital	223	7,386
Cash provided by operating activities	17,478	21,789
Changes in working capital	(223)	(7,386)
Maintenance capital expenditures	(836)	(1,027)
Free cash flow	16,419	13,376	3,043	22.7
_____________________
NM - Not meaningful
(1)	Reclassified to conform to current period presentation.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF PROPORTIONATELY COMBINED NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE
CASH FLOW

	For the Quarter Ended March 31, 2011
			District					District
($ in Thousands) (Unaudited)		The Gas	Energy	Atlantic		Proportionately	IMTT	Energy
	IMTT 50%	Company	50.01%	Aviation	MIC Corporate	Combined(1)	100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	9,545	4,430	(248)	4,742	(5,873)	12,596	19,090	(496)
Interest expense, net(2)	2,342	2,014	1,130	10,193	(1)	15,677	4,683	2,259
Provision (benefit) for income taxes	6,772	2,902	(174)	3,175	1,256	13,931	13,544	(347)
Depreciation	7,573	1,567	824	5,643	-	15,607	15,146	1,647
Amortization of intangibles	265	206	169	8,176	-	8,815	529	337
Base management fee paid in LLC interests	-	-	-	-	3,632	3,632	-	-
Other non-cash (income) expense	(4)	670	19	146	(408)	423	(8)	38
EBITDA excluding non-cash items	26,492	11,789	1,719	32,075	(1,394)	70,681	52,984	3,438

EBITDA excluding non-cash items	26,492	11,789	1,719	32,075	(1,394)	70,681	52,984	3,438
Interest expense, net(2)	(2,342)	(2,014)	(1,130)	(10,193)	1	(15,677)	(4,683)	(2,259)
Interest rate swap breakage fees(2)	-	-	-	(1,105)	-	(1,105)	-	-
Non-cash derivative gains recorded in interest expense, net(2)	(2,166)	(276)	(181)	(3,768)	-	(6,391)	(4,332)	(361)
Amortization of deferred finance charges(2)	406	119	85	741	-	1,351	811	170
Equipment lease receivables, net	-	-	370	-	-	370	-	740
(Provision) benefit for income taxes, net of changes in deferred taxes	(3,944)	(2,285)	(23)	(495)	1,893	(4,854)	(7,888)	(45)
Changes in working capital	816	(4,415)	662	223	(2,360)	(5,074)	1,632	1,323
Cash provided by (used in) operating activities	19,262	2,918	1,503	17,478	(1,860)	39,301	38,524	3,006
Changes in working capital	(816)	4,415	(662)	(223)	2,360	5,074	(1,632)	(1,323)
Maintenance capital expenditures	(4,257)	(2,260)	(33)	(836)	-	(7,386)	(8,514)	(66)

Free cash flow	14,189	5,073	809	16,419	500	36,990	28,378	1,617

	For the Quarter Ended March 31, 2010
			District					District
($ in Thousands) (Unaudited)		The Gas	Energy	Atlantic		Proportionately	IMTT	Energy
	IMTT 50%	Company	50.01%	Aviation(3)	MIC Corporate	Combined(1)	100%	100%

Net income (loss) attributable to MIC LLC from continuing operations	6,622	2,254	(1,316)	(3,389)	(5,382)	(1,211)	13,243	(2,631)
Interest expense, net(2)	6,063	4,807	3,015	21,986	237	36,107	12,125	6,028
Provision (benefit) for income taxes	4,803	1,451	(860)	(2,287)	2,117	5,224	9,606	(1,720)
Depreciation	7,090	1,512	818	6,210	-	15,630	14,180	1,635
Amortization of intangibles	219	206	169	8,128	-	8,722	438	337
Base management fee paid in LLC interests	-	-	-	-	2,189	2,189	-	-
Other non-cash expense (income)	117	534	78	47	(908)	(133)	233	155
EBITDA excluding non-cash items	24,913	10,764	1,902	30,695	(1,747)	66,527	49,825	3,804

EBITDA excluding non-cash items	24,913	10,764	1,902	30,695	(1,747)	66,527	49,825	3,804
Interest expense, net(2)	(6,063)	(4,807)	(3,015)	(21,986)	(237)	(36,107)	(12,125)	(6,028)
Interest rate swap breakage fees(2)	-	-	-	(2,510)	-	(2,510)	-	-
Non-cash derivative losses recorded in interest expense, net(2)	2,337	2,591	1,749	7,540	7	14,224	4,673	3,498
Amortization of deferred finance charges(2)	86	120	85	807	204	1,302	172	170
Equipment lease receivables, net	-	-	356	-	-	356	-	712
(Provision) benefit for income taxes, net of changes in deferred taxes	(634)	(1,484)	-	(143)	749	(1,512)	(1,267)	-
Changes in working capital	(1,617)	399	(385)	7,386	(3,928)	1,855	(3,234)	(770)
Cash provided by (used in) operating activities	19,022	7,583	693	21,789	(4,952)	44,135	38,044	1,386
Changes in working capital	1,617	(399)	385	(7,386)	3,928	(1,855)	3,234	770
Maintenance capital expenditures	(3,898)	(556)	(82)	(1,027)	-	(5,563)	(7,795)	(164)

Free cash flow	16,742	6,628	996	13,376	(1,024)	36,718	33,483	1,992
___________________________
(1)	Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(2)	Interest expense, net, includes non-cash gains (losses) on derivative instruments, non-cash amortization of deferred financing fees and interest rate swap breakage fees.
(3)	Reclassified to conform to current period presentation.

CONTACT:
Macquarie Infrastructure
Jay A. Davis, 212-231-1825
Investor Relations
jay.davis@macquarie.com
or
Paula Chirhart, 212-231-1310
Media Relations
paula.chirhart@macquarie.com